EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement Number 333-148811 on Form S-8 of our reports dated October 11, 2007, with respect to the consolidated balance sheet of A. H. Belo Corporation and the combined financial statements of A. H. Belo Businesses, included in this Post-Effective Amendment No. 1 to the Registration Statement on Form 10 (No. 001-33741) of A. H. Belo Corporation filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

January 30, 2008